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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  __________

                                   FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                   GeoCities
                         ----------------------------
            (Exact name of registrant as specified in its charter)


              Delaware                                     95-4515867
----------------------------------------       ---------------------------------
(State of Incorporation or organization)       (IRS Employer Identification No.)


1918 Main Street, Third Floor, Santa Monica, California      90405
-------------------------------------------------------    ----------
        (Address of principal executive offices)           (Zip Code)


If this Form relates to the              If this form relates to the
registration of a class of debt          registration of a class of debt
Securities and if effective upon         Securities and is to become effective
filing pursuant to General               simultaneously with the effectiveness
Instruction A(c)(1) please check the     of a concurrent registration
following box. [_]                       statement under the Securities Act of
                                         1933 pursuant to General Instruction
                                         A(c)(2) please check the following
                                         box. [_]


Securities to be registered pursuant to Section 12(b) of the Act:


               Title of each class        Name of each exchange on which
               to be so registered        each class is to be registered
               -------------------        ------------------------------

                      None                             None
               -------------------              -------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                      Common Stock, par value $0.001 per share
          -----------------------------------------------------------
                               (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of Common Stock, par value $0.001 per share (the "Common Stock"), of GeoCities, a Delaware corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Capital Stock" at page 69 of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-56659), filed with the Securities and Exchange Commission, as amended, is incorporated herein by this reference.

Item 2.  Exhibits.
         --------

         The following documents are included as Exhibits to Registrant's Registration Statement on Form S-1 and incorporated herein by this reference:

                                                           Form S-1
         Exhibit Description                            Exhibit Number
         -------------------                            --------------

         (a)  Amended and Restated Certificate of
              Incorporation of the Registrant                3.3

         (b)  Amended and Restated Bylaws
              of the Registrant                              3.5

         (c)  Specimen certificate representing
              Registrant's Common Stock                      4.1
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         GeoCities
                                         (Registrant)



Dated:  August 3, 1998                   By: /s/ STEPHEN L. HANSEN
                                            ------------------------------------
                                            Stephen L. Hansen
                                            Chief Operating Officer and
                                            Chief Financial Officer